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EXHIBIT 5.1

Opinion on Legality

[Adams and Reese LLP Letterhead]

July 5, 2005

Board of Directors
BPZ Energy, Inc.
11999 Katy Freeway, Suite 560
Houston, Texas 77079

  RE:
  Form S-8 Registration Statement of BPZ Energy, Inc. — BPZ Energy, Inc. 2005 Long-Term Incentive Compensation Plan (the "Plan")

Ladies and Gentlemen:

        We have acted as special counsel for BPZ Energy, Inc., a Colorado corporation (the "Company"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 4,000,000 shares of the Company's common stock, no par value ("Common Stock") that may be offered and sold pursuant to the grant and exercise of awards under the Plan. We have been requested to furnish this Opinion Letter to be included as Exhibit 5 to the Registration Statement.

        In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinion hereinafter set forth. Without limiting the foregoing, we have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. The opinions set forth herein are based on existing laws, ordinances, rules, regulations, and judicial and administrative decisions as they presently have been interpreted, and we can give no assurances that our opinions would not be different after any change in any of the foregoing occurring after the date hereof. We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof of the Company or of the stockholders of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company. We express no opinion as to the effect or application of any laws or regulations other than the laws of the state of Texas as in effect on this date. For purposes of this opinion, we have assumed that the laws of the state of Colorado will be applied in the same manner as the laws of the state of Texas.

        Based upon the foregoing, upon the assumption that there will be no material changes in the documents we have examined and the matters investigated referred to above, we are of the opinion that the shares of Common Stock to be issued pursuant to the Plan have been duly authorized by all requisite action on the part of the Company and, when issued in accordance with the terms and conditions of the Plan and for legal consideration not less than the consideration the board of directors of the Company has determined is adequate, will be legally and validly issued, fully paid and nonassessable.

        This Opinion Letter is provided to you for your sole benefit, and may not be relied upon by any other person or for any other purpose without our prior written consent. This letter speaks only as of the date hereof and we have no responsibilities to update or supplement it after such date.

        We hereby consent to the filing of this opinion as exhibit 5 to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement. By giving such consent we do not thereby admit we are in the category of persons where consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Sincerely,
/s/ ADAMS AND REESE LLP

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  EXHIBIT 5.1
Opinion on Legality [ Adams and Reese LLP Letterhead ] July 5, 2005